     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001



                                                      REGISTRATION NO. 333-63610

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         PERFORMANCE FOOD GROUP COMPANY
             (Exact name of Registrant as specified in its Charter)
                             ---------------------

                         TENNESSEE                                                    54-0402940
              (State or other Jurisdiction of                                      (I.R.S. Employee
               Incorporation or Organization)                                   Identification Number)

                            12500 WEST CREEK PARKWAY
                            RICHMOND, VIRGINIA 23238
                                 (804) 484-7700
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                 ROGER L. BOEVE
                         PERFORMANCE FOOD GROUP COMPANY
                            12500 WEST CREEK PARKWAY
                            RICHMOND, VIRGINIA 23238
                                 (804) 484-7700
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent For Service)
                             ---------------------
                                   COPIES TO:

                  F. MITCHELL WALKER, JR.                                          ERIC S. HAUETER
                   BASS, BERRY & SIMS PLC                                   SIDLEY AUSTIN BROWN & WOOD LLP
              315 DEADERICK STREET, SUITE 2700                                  555 CALIFORNIA STREET
                 NASHVILLE, TENNESSEE 37238                                SAN FRANCISCO, CALIFORNIA 94104
                       (615) 742-6200                                               (415) 772-1200

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


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                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED            REGISTERED(4)(8)        PER UNIT(2)        PRICE(1)(2)(8)           FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)(5)........................          (2)                  --
Preferred Stock, $0.01 par value(6)..........          (2)                  --
Common Stock, $0.01 par value(6)(7), and
  associated rights to purchase Series A
  Preferred Stock............................          (2)                  --
Warrants to purchase Common Stock............          (2)                  --
  Total......................................     $432,020,000              --              $432,020,000          $108,005(9)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee.
(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included as a part of this Registration Statement also relates to the remaining unsold securities having a proposed maximum offering price of $167,980,000, (or, in the case of debt securities issued at an original issue discount, such greater amount as may be sold for an aggregate initial offering price of up to $167,980,000) which were previously registered by Performance Food Group Company on Form S-3 under Registration Statement No. 333-48462 filed on October 23, 2000, in respect of which $44,347 has been paid to the Commission as a filing fee.

(4) If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(5) In addition to any debt securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities or preferred stock, for which no separate consideration will be received by the registrant.


(6) Such indeterminate number of shares of preferred stock and common stock as may be issued from time to time at indeterminate prices. In addition to any preferred stock and common stock that may be issued directly under this Registration Statement, there are being registered hereunder such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exchange of debt securities or preferred stock, for which no separate consideration will be received by the registrant.

(7) The aggregate amount of common stock registered hereunder is limited, solely for purpose of any at the market offering, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.

(8)Securities registered hereby may be offered for U.S. dollars or in foreign currencies or currency units, and may be sold separately or together in units with other securities registered hereby.

(9)All fees indicated have previously been paid.
                             ---------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                             ---------------------
   THIS REGISTRATION STATEMENT SHALL ACT, UPON EFFECTIVENESS, AS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-48462).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 29, 2001


PROSPECTUS

                         PERFORMANCE FOOD GROUP COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS


     We may from time to time sell up to $600,000,000 (or the equivalent in foreign currencies or currency units) aggregate initial offering price of:



     - our debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;


     - shares of our preferred stock, par value $0.01 per share, in one or more series;

     - shares of our common stock, par value $0.01 per share;

     - warrants to purchase our common stock; or

     - any combination of the foregoing.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SECURITIES BEING SOLD PURSUANT TO THIS PROSPECTUS.

     Our common stock is traded on the Nasdaq Stock Market's National Market under the symbol "PFGC".

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Risk Factors................................................    2
Special Note Regarding Forward-Looking Statements...........    6
The Company.................................................    7
Use of Proceeds.............................................    7
Ratio of Earnings to Fixed Charges..........................    7
General Description of Securities...........................    8
Description of Debt Securities..............................    8
Description of Capital Stock................................   22
Description of Warrants.....................................   29
Plan of Distribution........................................   31
Available Information.......................................   32
Incorporation by Reference..................................   32
Legal Matters...............................................   33
Experts.....................................................   33


                            ------------------------


     We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

                                  RISK FACTORS


     You should carefully consider the risks described below, as well as other information contained in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, before buying any securities offered by the applicable prospectus supplement. If any of the events described below occurs, our business, financial condition or results of operations could be materially harmed, the trading price of the securities offered by the applicable prospectus supplement could decline and you may lose all or part of your investment.


FOODSERVICE DISTRIBUTION IS A LOW-MARGIN BUSINESS AND IS SENSITIVE TO ECONOMIC CONDITIONS.

     We operate in the foodservice distribution industry, which is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. As a result, our results of operations may be negatively impacted when the price of food goes down, even though our percentage markup may remain constant. The foodservice industry is also sensitive to national and regional economic conditions, and the demand for our foodservice products has been adversely affected from time to time by economic downturns. In addition, our operating results are particularly sensitive to, and may be materially adversely impacted by, difficulties with the collectibility of accounts receivable, inventory control, price pressures, severe weather conditions and increases in wages or other labor costs and fuel or other transportation-related costs. There can be no assurance that one or more of these factors will not adversely affect our future operating results. We have experienced losses due to the uncollectibility of accounts receivable in the past and could experience such losses in the future. In addition, although we have sought to limit the impact of the recent increases in fuel prices by imposing fuel surcharges on our customers, we cannot assure you that increases in fuel prices will not adversely affect our results of operations.

WE RELY ON MAJOR CUSTOMERS.

     We derive a substantial portion of our net sales from customers within the restaurant industry, particularly certain chain customers. Net sales to Cracker Barrel Old Country Store accounted for 14.9% of our consolidated net sales in the three months ended March 31, 2001 and 16.1% of our consolidated net sales in 2000. Net sales to Outback Steakhouse accounted for 16.5% of our consolidated net sales in the three months ended March 31, 2001 and 16.4% of our consolidated net sales in 2000. We do not have agreements requiring these or other customers to purchase any specified amount of goods from us, nor do we have any assurance as to the level of future purchases by our customers. Likewise, our customers generally have the ability to stop buying from us at any time. A material decrease in sales to any of our major customers or the loss of any of our major customers would have a material adverse impact on our operating results. In addition, to the extent we add new customers, whether following the loss of existing customers or otherwise, we may incur substantial start-up expenses in initiating services to new customers. Also, certain of our customers have from time to time experienced bankruptcy, insolvency, and/or an inability to pay debts to us as they come due, and similar events in the future could have a material adverse impact on our operating results. In particular, we believe that one of our customers, who accounted for approximately 4.3% of our consolidated net sales in the three months ended March 31, 2001, may be experiencing financial difficulties.

OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO COMPLETE ACQUISITIONS AND INTEGRATE OPERATIONS OF ACQUIRED BUSINESSES.

     A significant portion of our historical growth has been achieved through acquisitions of other foodservice distributors, and our growth strategy includes additional acquisitions. There can be no assurance that we will be able to make acquisitions in the future or that any acquisitions we do make will be successful. Furthermore, there can be no assurance that future acquisitions will not have a material adverse effect upon our operating results, particularly in periods immediately following the consummation of those transactions while the operations of the acquired business are being integrated into our operations.

     In connection with the acquisitions of other businesses in the future, we may decide to consolidate the operations of any acquired business with our existing operations or make other changes with respect to the acquired business, which could result in special charges or other expenses. Our results of operations also may be adversely affected by expenses we incur in making acquisitions, by amortization of goodwill resulting from acquisitions, and by additional depreciation expenses attributable to acquired assets. Any of the businesses we have acquired or may acquire may also have liabilities or adverse operating issues that we failed or may fail to discover before the acquisition, and our indemnity for such liabilities typically has been limited and may, with respect to future acquisitions, be limited.


     In addition, our ability to make any future acquisitions may depend upon obtaining additional financing. There can be no assurance that we will be able to obtain additional financing on acceptable terms or at all. If we obtain additional debt financing, which may include the issuance of debt securities pursuant to this prospectus, our debt service obligations may increase substantially and the terms of the debt financing may contain financial covenants and other restrictions that limit our operating flexibility, limit our flexibility in planning for and reacting to changes in our business and make us more vulnerable to economic downturns and competitive pressures. To the extent that we acquire other businesses in exchange for our common stock, fluctuations in our stock price could have a material adverse effect on our ability to complete acquisitions. Likewise, the issuance of our common stock in connection with acquisitions could be dilutive to our shareholders.


MANAGING OUR GROWTH MAY BE DIFFICULT AND OUR GROWTH RATE MAY DECLINE.


     We have rapidly expanded our operations since inception. This growth has placed significant demands on our administrative, operational and financial resources. We cannot assure you that this growth will continue. To the extent that our customer base and our services continue to grow, this growth is expected to place a significant demand on our managerial, administrative, operational and financial resources. Our future performance and results of operations will depend in part on our ability to successfully implement enhancements to our business management systems and to adapt those systems as necessary to respond to changes in our business. Similarly, our growth has created a need for expansion of our facilities from time to time. As we near maximum utilization of a given facility, operations may be constrained and inefficiencies may be created which could adversely affect our operating results unless the facility is expanded or volume is shifted to another facility. Conversely, as we add additional facilities or expand existing facilities, excess capacity may be created. Any excess capacity may also create inefficiencies and adversely affect our operating results.


     In addition, we cannot assure you that the rate of our future growth, if any, will not decline from our recent historical growth rates. If we fail to expand our business or make acquisitions and successfully integrate the operations of any acquired companies, the rate of our future growth, if any, will likely be lower than our historical growth rates.

PRODUCT LIABILITY CLAIMS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     Like any other distributor and processor of food, we face an inherent risk of exposure to product liability claims if the products we sell cause injury or illness. We have liability insurance with respect to product liability claims. We cannot assure you, however, that this insurance will continue to be available at a reasonable cost or at all, or, if available, will be adequate to cover product liability claims against us. We generally seek contractual indemnification from parties supplying our products, but any such indemnification is limited, as a practical matter, to the creditworthiness of the indemnifying party. If we do not have adequate insurance or contractual indemnification available, product liability claims could have a material adverse effect on our business, operating results and financial condition.

     One of our subsidiaries, Redi-Cut Foods, Inc., is the defendant in a lawsuit filed by one of its customers seeking indemnity for any damages and expenses that the customer may be required to pay as a result of the alleged contamination of produce supplied by Redi-Cut. We believe that the lawsuit is without merit, but we cannot assure you that the costs associated with defending the lawsuit or an adverse outcome will not have a material adverse effect on our results of operations.

COMPETITION IN THE FOODSERVICE DISTRIBUTION INDUSTRY IS INTENSE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The foodservice distribution industry is highly competitive. We compete with numerous smaller distributors on a local level, as well as with a limited number of national foodservice distributors. Some of these distributors have substantially greater financial and other resources than we do. Bidding for contracts or arrangements with customers, particularly chain and other large customers, is highly competitive and distributors may market their services to a particular customer over a long period of time before they are invited to bid. In the fresh-cut produce area of our business, competition comes mainly from smaller processors. We believe that most purchasing decisions in the foodservice business are based on the distributor's ability to completely and accurately fill orders and to provide timely deliveries, on the quality of the product and on price. Our failure to compete successfully could have a material adverse effect on our business, operating results and financial condition.

OUR FRESH-CUT SEGMENT RELIES ON PROPRIETARY MACHINERY AND PROCESSES THAT ARE NOT PROTECTED BY PATENTS.

     Our fresh-cut operations rely heavily on proprietary machinery and processes which are used to prepare some of our products. We believe that the cost and complexity of our machinery have been and will continue to be a barrier to entry to other potential competitors in the fresh-cut segment; however, we have not protected our machinery or processes through patents or other methods. As a result, some of our existing or potential competitors could develop similar machinery or processes. If this occurred, it could substantially increase competition in the fresh-cut segment, thereby reducing prices and materially adversely affecting our results of operations in this segment.

OUR SUCCESS DEPENDS ON OUR SENIOR MANAGEMENT AND KEY EMPLOYEES.

     Our success is largely dependent on the skills, experience and efforts of our senior management. The loss of one or more of our members of senior management could have a material adverse effect upon our business and development. In addition, we depend to a substantial degree on the services of certain key employees. Any failure to attract and retain qualified employees in the future could have a material adverse effect on our business.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE.

     In recent periods, there has been significant volatility in the market price for our common stock. In addition, the market price of our common stock could fluctuate substantially in the future in response to a number of factors, including the following:

     - our quarterly operating results or the operating results of other distributors of food and non-food products;

     - changes in general conditions in the economy, the financial markets or the food distribution or foodservice industries;

     - changes in financial estimates or recommendations by stock market analysts regarding us or our competitors;

     - announcements by us or our competitors of significant acquisitions;

     - increases in labor and fuel costs; and

     - natural disasters, severe weather conditions or other developments affecting us or our competitors.

     In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

OUR SHAREHOLDER RIGHTS PLAN, CHARTER AND BYLAWS COULD MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY.

     We have a shareholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the shareholder rights plan would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. In addition, Tennessee corporate law and our charter and bylaws contain provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors and take other corporate actions. These provisions:

     - authorize us to issue "blank check" preferred stock, which is preferred stock that can be created and issued by our board of directors, without shareholder approval, with rights senior to those of common stock;

     - provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

     - provide that directors may be removed only for cause; and

     - establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by shareholders at a meeting.

     We are also subject to anti-takeover provisions under Tennessee law, which could also delay or prevent a change of control. Together, these provisions of our charter and bylaws, Tennessee law and our rights plan may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our common stock, and also could limit the price that investors are willing to pay in the future for shares of our common stock.

OUR ISSUANCE OF PREFERRED STOCK COULD ADVERSELY AFFECT HOLDERS OF OUR COMMON STOCK AND DISCOURAGE A TAKEOVER.

     Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that we issue preferred stock in the future that has preference over our common stock with respect to payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of the holders of our common stock or the market price of our common stock could be adversely affected. In addition, the ability of our board of directors to issue shares of preferred stock without any action on the part of our shareholders may impede a takeover of us and prevent a transaction favorable to our shareholders.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through future offerings of equity securities. Of the 36,632,228 shares of our common stock outstanding as of June 19, 2001, a total of approximately 5,721,236 shares had been issued to former owners of businesses that we acquired. All of these 5,721,236 shares were registered under the Securities Act of 1933 and therefore are either freely transferable in the public markets or are eligible for resale in the public markets pursuant to Rule 145 under the Securities Act of 1933 or under one of the shelf registration statements that we have filed with the SEC. Under Rule 145, sales of shares of our common stock issued to affiliates of companies that we acquire are eligible for resale in the public markets, subject to certain of the restrictions set forth in Rule 144 under the Securities Act of 1933. We expect to issue shares under these registration statements or similar registration statements to the owners of other foodservice businesses we may acquire in the future.

OUR HOLDING COMPANY STRUCTURE MAY AFFECT OUR ABILITY TO SERVICE OUR DEBT.

     Any debt securities we issue pursuant to a prospectus supplement will be exclusively our obligations. Although we own a substantial portion of our consolidated assets directly, a majority of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, may depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

     Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. As of March 31, 2001, our subsidiaries had total indebtedness and other liabilities, excluding intercompany liabilities, of approximately $330.2 million. Although some of our debt instruments impose limitations on the incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional indebtedness, including senior indebtedness, and other obligations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and estimates and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "will," "believe," "estimate," "expect," "intend," "seek," or similar expressions. These forward-looking statements may address, among other things, the anticipated effects of the offering of the securities hereunder, our anticipated earnings, capital expenditures, contributions to our net sales by acquired companies, sales momentum, customer and product sales mix, expected efficiencies in our business and our ability to realize expected synergies from acquisitions. These forward-looking statements are subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described in this prospectus under "Risk Factors" and in the documents incorporated or deemed to be incorporated by reference in this prospectus, and additional factors may be discussed in the prospectus supplement relating to a particular offering of securities. These factors include, but are not limited to:

     - the relatively low margins and economic sensitivity of the foodservice business;

     - our reliance on major customers;

     - our need to identify and successfully complete acquisitions of other foodservice distributors; and

     - management of our planned growth and other financial issues.

     If one or more of these risks or uncertainties materialize, or if any underlying assumptions proves incorrect, our actual results, performance or achievements may vary materially from future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                                  THE COMPANY

     We market and distribute a wide variety of food and food-related products to the foodservice, or "away from home eating," industry. The foodservice industry consists of two major customer types: "street" foodservice customers, which includes independent restaurants, hotels, cafeterias, schools, healthcare facilities and other institutional customers, and "chain" customers, which includes regional and national quick-service restaurants and casual-dining restaurants. Our customers are located primarily in the Southern, Southwestern, Midwestern and Northeastern United States.


     Our principal executive offices are located at 12500 West Creek Parkway, Richmond, Virginia 23238 and our telephone number is (804) 484-7700.


                                USE OF PROCEEDS

     Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                         FISCAL YEAR ENDED                             THREE MONTHS
--------------------------------------------------------------------      ENDED
DECEMBER 28,   DECEMBER 27,   JANUARY 2,   JANUARY 1,   DECEMBER 30,    MARCH 31,
    1996           1997          1999         2000          2000           2001
------------   ------------   ----------   ----------   ------------   ------------

 13.5x             8.5x          5.8x         5.5x          5.4x           4.8x

     Our ratio of earnings to fixed charges are calculated as follows:


     - "earnings," which consist of consolidated net income plus income taxes and fixed charges, except capitalized interest; and



     - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.



     For the periods presented, there were no preferred stock dividends because we had no shares of preferred stock outstanding; therefore, the ratio of earnings to fixed charges and preferred stock dividends for each of the above periods is the same as the ratio appearing in the above table.

                       GENERAL DESCRIPTION OF SECURITIES


     We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $600,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:


     - debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

     - shares of our preferred stock, par value $0.01 per share, in one or more series;

     - shares of our common stock, par value $0.01 per share;

     - warrants to purchase our common stock; or

     - any combination of the foregoing,


either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.



     We may issue debt securities that are exchangeable for or convertible into shares of our common stock or preferred stock or other debt securities. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock or our debt securities. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.


                         DESCRIPTION OF DEBT SECURITIES


     We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as "senior debt securities," issued in one or more series or our unsecured subordinated obligations, which we refer to as "subordinated debt securities," issued in one or more series. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the "indenture" and the "trustee" refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939. We may issue both senior debt securities and subordinated debt securities under the same indenture.



     The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see "Available Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. When we refer to "Performance Food Group", "we", "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean Performance Food Group Company, excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.


     The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

  General

     The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

     - the title of the series of debt securities;

     - any limit on the aggregate principal amount of debt securities of the series;

     - the price or prices at which debt securities of the series will be issued;

     - the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

     - the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

     - the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

     - the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

     - the dates on which the interest, if any, on the debt securities of the series will commence to accrue and will be payable and the record dates for the payment of interest;

     - the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if different than the Borough of Manhattan, The City of New York;

     - the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

     - the terms and conditions, if any, upon which we will repurchase debt securities of the series at the option of the holders of debt securities of the series;

     - the terms of any sinking fund or analogous provision;

     - if other than U.S. dollars, the currency used to purchase the debt securities of the series and the currency used for payments on debt securities of the series, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency;

     - any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

     - whether the debt securities of the series are to be issuable in registered or bearer form or both and, if in bearer form, whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt security;

     - whether and under what circumstances we will pay Additional Amounts on the series of debt securities to any holder who is a United States Alien in respect of any tax, assessment or other governmental charge and, if so, whether we will have the option to redeem the series of debt securities rather than pay the Additional Amounts;

     - the person to whom any interest on any registered securities of the series of debt securities will be payable, if different than the person in whose name a registered security is registered at the close of business on the regular record date for that interest;

     - the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

     - the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

     - the portion of the principal amount of the series of debt securities which will be payable upon acceleration if other than the full principal amount;

     - the authorized denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000, in the case of registered securities, or $5,000, in the case of bearer securities;

     - the terms, if any, upon which such debt securities may be convertible into or exchangeable for other securities;

     - whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, whether such subordinated debt securities will be our senior subordinated or subordinated obligations or will have another ranking and the definition of "Senior Indebtedness" and a summary of the subordination provisions applicable to such subordinated debt securities;

     - whether the amount of payments on the series of debt securities may be determined with reference to an index, formula or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts; and

     - any other terms of debt securities of the series.

     As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the series of debt securities include the payment of Additional Amounts, if any, required by the series of debt securities in that context.

     Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.


     If the purchase price of any debt securities is payable in a foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in a foreign currency or currency unit, the specific terms of those debt securities and the applicable foreign currency or currency unit will be specified in the prospectus supplement relating to those debt securities.


     The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series or establish additional or different terms of that series.

  Registration, transfer, payment and paying agent

     Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person, as defined below, other than offices located outside the United States of specified United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The applicable procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

     Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple of $1,000, and bearer securities will be issued in denominations of $5,000.


     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other types of securities, at an office or agency maintained by us in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities or, for any conversion or exchange of debt securities for other types of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.


     Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if, but only if, payment of the full amount due on the bearer securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

     - register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

     - exchange any bearer security called for redemption, except to exchange a bearer security for a registered security of that series and like tenor and terms that is simultaneously surrendered for redemption; or

     - issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

  Ranking of debt securities; holding company structure


     The senior debt securities of each series will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be our unsecured obligations and will be subordinated in right of payment to all of our existing and future Senior Indebtedness (which term will be defined in the prospectus supplement relating to such series of subordinated debt securities). The subordinated debt securities of any series may be our senior subordinated or subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. Accordingly, the subordinated debt securities of any series may rank, in priority of payment, senior to, on a parity with or junior to any other series of subordinated debt securities and the definition of "Senior Indebtedness" applicable to any series of subordinated debt securities may be different from the definition of "Senior Indebtedness" applicable to any other series of subordinated debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to such subordinated debt securities, and such prospectus supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.


     There are no limitations in the indenture on the issuance or incurrence of indebtedness (including Senior Indebtedness) by us or our subsidiaries.

     The debt securities are exclusively our obligations. Although we own a substantial portion of our consolidated assets directly, a majority of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, may depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

     Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. As of March 31, 2001, our subsidiaries had total indebtedness and other liabilities, excluding intercompany liabilities, of approximately $330.2 million. Although some of our debt instruments impose limitations on the incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional indebtedness, including Senior Indebtedness, and other obligations.

  Book-entry debt securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

     We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

     DTC has advised us that it is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, unless use of the book-entry system for the debt securities is discontinued or in other limited circumstances.

     To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

     Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

     In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.


     Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.


     Except as described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

     DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

     - DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of DTC's ceasing to be so registered, as the case may be,

     - we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

     - an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

     We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

  Outstanding debt securities

     In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

     - the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that could be declared to be due and payable upon a declaration of acceleration of the original issue discount security as of the date of the determination,

     - the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal face amount of the Indexed Security determined on the date of its original issuance,

     - the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of original issue of the debt security, of the principal amount of the debt security, and

     - a debt security owned by us or any obligor on the debt security or any affiliate of ours or the other obligor shall be deemed not to be outstanding.

  Redemption and repurchase

     The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption or option to repurchase any series of debt securities.

  Conversion and exchange


     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock or other debt securities will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.


  Covenants of Performance Food Group

     Merger, Consolidation and Transfer of Assets. The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to any other person unless:

     - either (1) we shall be the continuing person (in the case of a merger) or
       (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities outstanding thereunder;

     - immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

     - the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

     Upon any consolidation by us with, or our merger into, any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of our assets to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.


     Other. Any other covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

  Events of default

     Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

     (1) default for 30 days in payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;


     (2) default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise;


     (3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;


     (4)default by us in the delivery of any shares of common stock, together with cash instead of fractional shares, or any other securities or property when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for other securities or property (excluding exchanges for other debt securities of the same series);



     (5) default by us in the performance, or breach, of any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, or in any debt security of that series which shall not have been remedied for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;



     (6) acceleration of the maturity of any of our indebtedness for borrowed money or any indebtedness for borrowed money of any of our Subsidiaries in an aggregate principal amount in excess of $10,000,000, including an acceleration under the indenture with respect to debt securities of any other series outstanding under the indenture, which acceleration is not rescinded and annulled or which indebtedness is not discharged within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, or default in payment, after the expiration of any applicable grace period, of any of our indebtedness for borrowed money or any indebtedness for borrowed money of any of our Subsidiaries in an aggregate principal amount in excess of $10,000,000, including such a default under the indenture with respect to debt securities of any other series, which default is not cured or which indebtedness is not discharged within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series;



     (7) specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or



     (8) any other Event of Default established for the debt securities of that series.

     No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so.


     The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of that series then outstanding may rescind and annul a declaration of acceleration and its consequences.


     Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.


     Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.


  Modification, waivers and meetings

     The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no modification or amendment shall, among other things,

     - change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture, or


     - reduce the principal of or any premium on any debt securities or reduce the rate of interest on or the redemption or repurchase price of any debt security, or any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or


     - reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of any debt security, or


     - adversely affect any right of repayment or repurchase at the option of any holder, including, without limitation, the amount payable upon any such repayment or repurchase, or


     - change any place where or the currency in which debt securities are payable, or

     - impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or


     - make any change that adversely affects the right, if any, to convert or exchange debt securities for other securities or property, or


     - reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences, or

     - solely in the case of a series of subordinated debt securities, modify any of the subordination provisions applicable thereto or the definition of Senior Indebtedness applicable thereto in a manner adverse to the holders of such subordinated debt securities, or

     - reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

     The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

     - to add to the Events of Default or our covenants in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

     - to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

     - to establish the form or terms of debt securities of any series and any related coupons;

     - to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of any series of debt securities issued under the indenture; or

     - to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

     The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our request, or the request of holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to exceptions.

  Discharge, defeasance and covenant defeasance

     Upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, including the obligation to pay Additional Amounts to the extent described below, when:

     - either

        (A) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

        (B) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those Additional Amounts) to the date of this deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

     - we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

     - the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

     If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.


     Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:


     - to defease and be discharged from any and all obligations with respect to that series of debt securities ("defeasance"), except for, among other things:

        (1) the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

        (2) the obligations to register the transfer or exchange of those debt securities,

        (3) the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

        (4) the obligation to maintain an office or agency in respect of that series of debt securities,

        (5) the obligation to hold moneys for payment in trust, and


        (6) the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, or

     - to be released from our obligations with respect to the debt securities of such series under specified covenants in the indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.


     The defeasance or covenant defeasance described above shall only be effective if, among other things:

     - it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

     - in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that, since the date of the indenture

        (A) we have received from or there has been published by the Internal Revenue Service a ruling, or

        (B) there has been a change in applicable federal income tax law,

      in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

     - in the case of covenant defeasance, we shall have delivered to the relevant trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

     - if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

     - no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

     Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

        (A) the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or


        (B) a Conversion Event, as defined below, occurs in respect of the Foreign Currency in which the deposit has been made,



the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event based on (x) in the case of payments made under clause (A) above, the applicable market exchange rate for the Foreign Currency in effect on the second business day before the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event.


     "Conversion Event" means the cessation of use of:

     - a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

     - any currency unit or composite currency for the purposes for which it was established.

     In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or Government Obligations deposited with the relevant trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.


     Upon the effectiveness of satisfaction and discharge, defeasance or covenant defeasance with respect to the subordinated debt securities of any series, the subordination provisions of the indenture shall cease to apply to the debt securities of that series.


     The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

  Definitions


     "Foreign Currency" means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.


     "Person" or "person" means any individual, corporation, business trust, partnership, joint venture, joint-stock company, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Significant Subsidiary" means, with respect to us, any Subsidiary of ours which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (as such Rule is in effect on the date of the indenture).

     "Subsidiary" means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by us and/or one or more other Subsidiaries, and
(2) any other person in which we and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of at least a majority of the directors, trustees or members of any other governing body of such person.

     "Voting Stock" means, with respect to any corporation, securities of any class or series of such corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the corporation.

  Governing law

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

  Regarding the trustees


     The Trust Indenture Act limits the rights of each trustee, if the trustee becomes a creditor of Performance Food Group, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee.


                          DESCRIPTION OF CAPITAL STOCK

     We have authority to issue 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of June 19, 2001, 36,632,228 shares of our common stock were outstanding. As of June 19, 2001, no shares of our preferred stock were outstanding, although we have reserved 1,000,000 shares of our Series A Preferred Stock for issuance upon the exercise of rights under our shareholder rights plan.


     The following summary descriptions of selected provisions of our charter, by-laws, common stock, preferred stock and shareholder rights plan are not complete. These summaries are subject to, and are qualified entirely by, the provisions of our charter, bylaws and rights agreement, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our charter, bylaws and rights agreement. In addition, the following summary descriptions of selected provisions of Tennessee law are not complete, and the summaries are subject to, and are qualified entirely by, the provisions of the applicable Tennessee law.


  Common Stock

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election. In that event, the holders of the remaining shares will not be able to elect any person to our board of directors.


     The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. However, it is the present policy of our board of directors not to pay cash dividends. Furthermore, the terms of our credit facility and our 6.77% senior notes due May 2010 restrict our ability to declare or pay dividends on our common stock. Upon our liquidation or dissolution, subject to prior liquidation rights of the holders of preferred stock and after payment or provision for all of our indebtedness and other liabilities, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. If any shares of our authorized but unissued Series A Preferred Stock are issued, the holders of those shares will be entitled to vote as a class with the holders of our common stock and to receive dividends and other distributions, if any, ratably with the holders of our common stock. See "Preferred Stock -- Series A Preferred Stock" below. Holders of common stock have no preemptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

  Preferred Share Purchase Rights

     Each of our outstanding shares of common stock is entitled to one preferred share purchase right, and each share of common stock we issue prior to the exercisability date described below or earlier redemption or expiration of the rights, including the shares to be issued in any offering pursuant to the applicable prospectus supplement, will be entitled to one preferred share purchase right. Each right entitles the holder to purchase from us, upon the occurrence of specified events, 1/100th of a share of our Series A Preferred Stock, which we refer to as the Series A Preferred Stock, at a current exercise price of $50 per 1/100th of a share of Series A Preferred Stock, subject to adjustment. The terms of the rights are set forth in a rights agreement between us and American Stock Transfer & Trust Company, as rights agent.

     Until the exercisability date, we will not issue separate certificates evidencing the rights. Until that date, the right pertaining to a share of common stock will be evidenced by the corresponding common stock certificate, and each right will trade as a unit with a corresponding share of common stock. The rights will detach from the common stock, we will issue separate rights certificates and an exercisability date will occur upon the earlier of:

     - subject to the exceptions described below, the 10th day following a public announcement that an "acquiring person," which, subject to the exceptions listed in the following sentence, includes a person or "group" of affiliated or associated persons, has acquired or obtained the right to acquire beneficial ownership of

       (1) 20% or more of our then outstanding common stock, or

       (2) 10% or more of our then outstanding common stock if the board of directors of Performance Food Group, after reasonable inquiry and investigation, declares the acquiring person to be an "adverse person" after it determines that the acquiring person, alone or with its affiliates or associates, has become the beneficial owner of 10% or more of Performance Food Group's common stock and after reasonable inquiry and investigation, the acquiring person's ownership in Performance Food Group is reasonably likely to


           (a) cause Performance Food Group to take action that would provide the acquiring person with short-term financial gain to the detriment of the long-term interests of Performance Food Group and its shareholders, or


           (b) have a material adverse impact on the business or prospects of Performance Food Group,

     or


     - the close of business on the day that a majority of our board of directors determines that any person or group had commenced a tender offer or exchange offer, which, if consummated, would result in the person or group becoming an acquiring person.


     The term "acquiring person" does not include:

     - Performance Food Group, any subsidiary of Performance Food Group, any employee benefit plan of Performance Food Group or any subsidiary of Performance Food Group, or any trustee or fiduciary with respect to an employee benefit plan of Performance Food Group or any of its subsidiaries acting in that capacity, or

     - any person who acquires common stock directly from Performance Food Group, or

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

     - any person who, as a result of the acquisition of common stock by Performance Food Group which reduces the number of outstanding shares of common stock, becomes the beneficial owner of 20% or more of our common stock, provided that if that person becomes the beneficial owner of any additional shares of common stock, then that person shall be deemed to be an acquiring person.

     The rights agreement provides that, until the exercisability date, or earlier redemption or expiration of the rights, the rights will be transferred with and only with the common stock. Until the exercisability date, or earlier redemption or expiration of the rights, new common stock certificates issued upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference, and the transfer of any certificates for common stock also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable following the exercisability date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the exercisability date, and the separate right certificates alone will evidence the rights. Only common stock issued before the exercisability date will be issued certificates for the rights under these circumstances.

     The rights are not exercisable until the exercisability date. The rights will expire on May 30, 2007 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Performance Food Group, in each case as described below.

     The exercise price payable for the Series A Preferred Stock and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time pursuant to customary antidilution provisions. The number of outstanding rights and the number of shares of Series A Preferred Stock issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or in securities convertible into common stock or subdivisions, consolidations or reclassifications of the common stock occurring, in any of those cases, before the exercisability date.

     If any person or group becomes an acquiring person, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person or any of its affiliates or associates, which will become null and void, will have the right to receive upon exercise of the right at the then current exercise price, instead of shares of Series A Preferred Stock, that number of shares of our common stock having a market value of two times the exercise price of the right. If Performance Food Group does not have sufficient common stock authorized but unissued and not reserved for other purposes to permit the exercise in full of the rights, Performance Food Group will substitute, for each share of common stock that would otherwise be issuable upon exercise of a right, cash, a reduction in exercise price, other equity securities, debt securities, other assets or any combination of the foregoing, with the same market value as that share of common stock.

     If, after a person or group has become an acquiring person, Performance Food Group is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person or any of its affiliates or associates, which will become null and void, will have the right to receive, upon the exercise of the right at its then current exercise price and instead of Series A Preferred Stock, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction has a market value of two times the exercise price of the right.

     At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our then outstanding common stock, the Performance Food Group board of directors may exchange the rights, in whole or in part, for common stock at an exchange ratio of one share of common stock for each right, subject to adjustment. The Performance Food Group board of directors will not exchange the rights owned by the acquiring person or group or its or their associates or affiliates, which will have become null and void.

     We are not required to issue fractional shares of Series A Preferred Stock upon exercise of the rights, other than fractions which are integral multiples of 1/100th of a share of Series A Preferred Stock. Instead of

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

issuing fractional shares which are not integral multiples of 1/100th of a share of Series A Preferred Stock, we will make an adjustment in cash based on the market price of the shares of Series A Preferred Stock on the last trading day prior to the date of exercise.

     Upon approval by its board of directors, Performance Food Group may redeem the rights in whole, but not in part, at any time before any person or group becomes an acquiring person, at a price of $.001 per right. Immediately upon the action of the board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of the rights will be to receive the redemption price specified above.

     Until a right is exercised, the holder of the right, in its capacity as a holder, will have no rights as a shareholder of Performance Food Group, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to shareholders or to Performance Food Group, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock of Performance Food Group or other consideration, or for common stock of the acquiring company or its parent as set forth above.

     At any time prior to the exercisability date, the board of directors may amend any provision of the rights agreement in any manner. Thereafter, the board may amend the rights agreement in certain respects, including generally:

     - to shorten or lengthen any time period under the rights agreement;

     - to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision; or

     - in any manner that the board of directors deems necessary or desirable, so long as such amendment is consistent with and for the purpose of fulfilling the objectives of the board of directors in originally adopting the rights agreement.

Certain amendments (including changes to the redemption price, exercise price, expiration date, or number of shares for which a right is exercisable), whether prior to the exercisability date or thereafter, are permitted only upon approval by a majority of the board of directors.

  Preferred Stock

     Our charter and the Tennessee Business Corporation Act, or the TBCA, give our board of directors the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock. We have reserved 1,000,000 shares of Series A Preferred Stock to be issued upon the exercise of rights issued in connection with our shareholder rights plan.

     Our board of directors has the authority, without shareholder approval, to create one or more series of preferred stock, to issue shares of preferred stock up to the maximum number of shares of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, voting rights, rights and terms of redemption and liquidation preferences, if any, the number of shares constituting such series and the designation of such series. The issuance of preferred stock by action of the board of directors could adversely affect the voting power, dividend rights and other rights of the holders of common stock. Issuance of a series of preferred stock could also, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. When issuing preferred stock, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that the shareholders might believe to be in our or our shareholders' best interests or in which shareholders might receive a premium for their stock over the then prevailing market price.

     The applicable prospectus supplement will describe the terms of any series of preferred stock being offered, including:


     - the number of shares and designation or title of the series and its relative ranking;


     - any liquidation preference per share;
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

     - any date of maturity;

     - any redemption, repayment or sinking fund provisions;

     - any dividend rate or rates payable with respect to the shares;

     - any voting rights;

     - the terms and conditions upon which the preferred stock of that series is convertible or exchangeable, if it is convertible or exchangeable; and

     - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

     Series A Preferred Stock. Each 1/100th of a share of Series A Preferred Stock, if issued, will have one vote per 1/100th of a share and, except as otherwise required by law, the holders of Series A Preferred Stock and common stock will vote together as a class on all matters submitted to a vote of our shareholders. Subject to the prior and superior dividend rights of any other series of our preferred stock, each holder of 1/100th of a share of Series A Preferred Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion, from funds legally available therefor, in the same kind and in an amount per 1/100th of a share of Series A Preferred Stock equal to the per share amount of all dividends, if any, declared on our common stock. In the event of our liquidation or dissolution and after payment or provision for our debts and other liabilities, including the prior claims of the holders of any other series of preferred stock, the holder of each 1/100th of a share of Series A Preferred Stock shall be entitled to share in any assets remaining, ratably with the holders of each share of our common stock. Holders of the Series A Preferred Stock will have no preemptive rights. We may not redeem the Series A Preferred Stock. In the event of any merger, combination, share exchange or other transaction in which shares of our common stock are exchanged for or converted into other securities, cash or property, each 1/100th of a share of Series A Preferred Stock will be similarly exchanged for or converted into the same amount of securities, cash or other property as each share of our common stock. The rights of the holders of the Series A Preferred Stock to voting, dividends and distributions on liquidation and in the event of mergers or share exchanges are protected by customary anti-dilution provisions.


     The summary of selected provisions of our preferred stock appearing above and the summary of any selected provisions of a particular series of preferred stock appearing in the applicable prospectus supplement are not and will not be complete. Those summaries are subject to, and are qualified in their entirety by reference to, our charter and the articles of amendment to our charter establishing the terms of any series of preferred stock, all of which have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. You should read our charter and any articles of amendment.


     When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

  Anti-Takeover Effect of Our Charter and Bylaw Provisions

     Our charter and bylaws contain certain provisions that could make it more difficult to consummate an acquisition of Performance Food Group by means of a tender offer, a proxy contest or otherwise.

     Classified Board of Directors. Our charter and bylaws provide that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. This classification of the board of directors will make it more difficult for an acquirer or for other shareholders to change the composition of our board of directors. The bylaws provide that the number of directors will be no fewer than five nor more than 15, with the exact number being fixed from time to time by the board of directors. Our charter also provides that a director may be removed only for cause by vote of the holders of a majority of the voting power of our outstanding voting shares. In addition, the bylaws provide that, unless the charter provides otherwise (which our charter does not), any vacancies in our board of directors will be filled either by the shareholders or by our board of directors. If the remaining directors do not constitute a quorum, our bylaws permit the vacancy to be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.

     Shareholder Advance Notice Procedure. Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the shareholders. The shareholder notice procedure provides that only persons that are nominated by the board of directors, or a duly authorized board committee, or by a shareholder who has given timely written notice to the secretary of Performance Food Group before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the shareholder and each proposed director nominee, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the nominations are to be made by the shareholders, other information regarding each proposed nominee that would be required to be included in a proxy statement filed under SEC rules and regulations, and the written consent of each proposed nominee to serve as a director if elected. The shareholder notice procedure provides that the only business that may be conducted at an annual meeting is business which has been brought before the meeting by, or at the direction of, the board of directors or by a shareholder who has given timely written notice to the secretary of Performance Food Group. This notice is required to include a brief description of the business desired to be brought before the meeting, any financial interest of the shareholder in that business, and specified information about the shareholder and the shareholder's ownership of Performance Food Group's capital stock.

  Tennessee Anti-takeover Law Provisions

     Provisions in Tennessee law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise.

     The Tennessee Business Combination Act provides that a party owning shares equal to 10% or more of the voting power of any class or series of the then outstanding voting stock of a "resident domestic corporation" is an "interested shareholder." An interested shareholder also includes a party that is an affiliate or associate, as defined in the Tennessee Business Combination Act, of a "resident domestic corporation." Performance Food Group is currently a resident domestic corporation within the meaning of this act. An interested shareholder cannot engage in a business combination with the resident domestic corporation unless the combination:

     - takes place at least five years after the interested shareholder first acquired 10% or more of the voting power of any class or series of the then outstanding voting stock of the resident domestic corporation; and

     - either is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or satisfies fairness conditions specified in the Tennessee Business Combination Act.

     These provisions apply unless one of two events occurs:

     - a business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder; or

     - the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the Tennessee Business Combination Act. This charter amendment or bylaw amendment must be approved by a majority of the shareholders who have held shares for more than one year before the vote. In addition, the charter amendment or bylaw cannot become operative until two years after the vote. We have not adopted a charter amendment or bylaw to remove ourselves from the Tennessee Business Combination Act.

     The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price higher than fair market value, from a holder of 3% or more of any class of our securities who has beneficially owned the securities for less than two years. We can, however, make this purchase if the majority of the outstanding shares of each class of voting stock issued by us approves the purchase or if we make an offer of at least equal value per share to all holders of shares of the same class of securities as those held by the prospective seller.

     The Tennessee Control Share Acquisition Act strips a purchaser's shares of voting rights any time an acquisition of shares in a Tennessee corporation which has elected to be covered by the Tennessee Control Share Acquisition Act (as we have) brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be restored only by a majority vote of the other shareholders. The purchaser may demand a meeting of shareholders to conduct such a vote. The purchaser can demand a meeting for this purpose before acquiring shares in excess of the thresholds described above, which we refer to as a control share acquisition, only if it holds at least 10% of the outstanding shares and announces a good faith intention to make the acquisition of shares having voting power in excess of the thresholds stated above. If a target corporation so elects prior to the date on which a purchaser makes a control share acquisition, a target corporation may redeem the purchaser's shares if the shares are not granted voting rights.

     The effect of these provisions may make a change of control of us harder by delaying, deferring or preventing a tender offer or takeover attempt that you might consider to be in your best interest, including those attempts that might result in the payment of a premium over the market price for our shares. They may also promote the continuity of our management by making it harder for you to remove or change the incumbent members of the board of directors.

  Limitations on Liability and Indemnification of Directors and Officers

     The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

     - the director or officer acted in good faith;

     - in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest;

     - in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

     - in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

     In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

     - the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

     - the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

     - the officer or director breached his or her duty of care to the corporation.

     Our charter provides that, to the fullest extent permitted by law, no director shall be liable to us or our shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this provision relieves our directors from personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing:

     - any breach of the director's duty of loyalty;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

     - any unlawful distributions.

     We currently have in effect an executive liability insurance policy which provides coverage for our directors and officers.

  Transfer Agent and Registrar

     The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

                            DESCRIPTION OF WARRANTS


     We may issue, either separately or together with other securities, warrants for the purchase of our common stock. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The form of warrant agreement, including the form of certificates representing the warrants, that will be entered into with respect to a particular offering of warrants has been or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in the prospectus.



     The following summary of selected provisions of a warrant agreement and the related warrants and the summary of selected provisions of the particular warrant agreement and warrants set forth in the applicable prospectus supplement are not and will not be complete and are and will be subject to, and qualified in their entirety by reference to, all of the provisions of the particular warrant agreement and the related warrants. The following description of the warrants and the warrant agreements provides certain general terms and provisions to which any prospectus supplement may relate. Other terms and provisions of any warrants and the related warrant agreement will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.


  General

     We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

     The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

     - the title and aggregate number of warrants;

     - the price or prices at which the warrants will be issued;

     - the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

     - the date on which the right to exercise the warrants begins and the date on which the right expires;

     - if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

     - any provision dealing with the date on which the warrants and related securities will be separately transferable;

     - any mandatory or optional redemption provision;

     - the identity of the warrant agent; and

     - any other terms of the warrants.

     The warrants will be represented by certificates. The warrant certificate may be exchanged or transferred under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock.

  Exercise of warrants

     To exercise the warrants, the holder must provide the warrant agent with the following:

     - payment of the exercise price;

     - any required information described on the warrant certificates;

     - the number of warrants to be exercised;

     - an executed and completed warrant certificate; and

     - any other items required by the warrant agreement.

     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

     The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

  Modification of the warrant agreement

     The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

     - to cure any ambiguity;

     - to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

     - to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                              PLAN OF DISTRIBUTION

     We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of common stock may be effected from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.

     To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

                             AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act (File No. 0-22192), and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional offices located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our SEC filings are also available at the offices of The Nasdaq National Market, 1730 K Street, N.W., Washington, D.C. 20006-1500.

     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

     - Annual Report on Form 10-K for the fiscal year ended December 30, 2000, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2001 Annual Meeting of Shareholders, filed with the SEC on April 4, 2001, as amended on April 13, 2001; and

     - Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2001.

     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238 (telephone (804) 484-7700). The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for any underwriters or agents.

                                    EXPERTS

     The consolidated financial statements of Performance Food Group Company and subsidiaries and the related financial statement schedule as of December 30, 2000 and January 1, 2000, and for each of the fiscal years in the three-year period ended December 30, 2000, have been incorporated by reference in this prospectus and the related registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $108,005
*Legal Fees and Expenses....................................  $ 25,000
*Accounting Fees and Expenses...............................  $ 25,000
*Blue Sky fees and expenses.................................  $ 10,000
*Trustees' fees and expenses................................  $ 20,000
*Printing and engraving.....................................  $ 25,000
*Miscellaneous..............................................  $ 25,000
                                                              --------
*Total......................................................  $238,005
                                                              ========

---------------

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation; (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

     The Restated Charter and Bylaws of Performance Food Group Company (the "Company") provide that to the fullest extent permitted by law no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. The Company has entered into indemnification agreements with each of its directors and executive officers. The Company currently has in effect an executive liability insurance policy which provides coverage for its directors and officers.

     Reference is made to the form of underwriting agreement to be incorporated by reference herein as an exhibit for provisions regarding indemnification of the Company's officers, directors and controlling persons against certain liabilities.

ITEM 16.  EXHIBITS.


 1.1(1)    --   Form of Underwriting Agreement.
 4.1       --   Restated Charter of Performance Food Group Company
                (incorporated by reference to the Company's Registration
                Statement on Form S-4 (No. 333-61612)).
 4.2       --   Restated By-Laws of Performance Food Group Company
                (incorporated by reference to the Company's Registration
                Statement on Form S-1 (No. 33-64930)).
 4.3(2)    --   Form of Indenture.
 4.4(2)    --   Form of Indenture.
 4.5       --   Form of Debt Security.
 4.6(1)    --   Form of Common Stock Warrant Agreement (including the form of certificates evidencing warrants).
 4.7(1)    --   Form of Articles of Amendment to Restated Charter setting
                forth the rights and preferences of any class or series of preferred stock.
 4.8       --   Rights Agreement between Performance Food Group Company and
                American Stock Transfer & Trust Company, as successor rights agent, dated May 16, 1997 (incorporated by reference to the
                Company's Current Report on Form 8-K dated May 20, 1997).
 5.1(2)    --   Opinion of Bass, Berry & Sims PLC.
12.1(2)    --   Statement regarding Computation of Ratios.
23.1(2)    --   Consent of Independent Auditors.
23.2       --   Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1(2)    --   Powers of Attorney.
25.1(3)    --   Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.
25.2(3)    --   Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.


---------------

(1) To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.


(2)Previously filed.



(3) To be filed or incorporated by reference in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939 in connection with a particular offering of debt securities.


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Goochland, Commonwealth of Virginia on June 29, 2001.


                                          PERFORMANCE FOOD GROUP COMPANY

                                          By:      /s/ ROBERT C. SLEDD
                                            ------------------------------------
                                                 Robert C. Sledd, Chairman


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                 /s/ ROBERT C. SLEDD                   Chairman, Chief Executive Officer  June 29, 2001
-----------------------------------------------------    and Director (Principal
                   Robert C. Sledd                       Executive Officer)

                          *                            President, Chief Operating         June 29, 2001
-----------------------------------------------------    Officer and Director
                   C. Michael Gray

                          *                            Executive Vice President and       June 29, 2001
-----------------------------------------------------    Chief Financial Officer
                   Roger L. Boeve                        (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                          *                            Director                           June 29, 2001
-----------------------------------------------------
                  Charles E. Adair

                          *                            Director                           June 29, 2001
-----------------------------------------------------
                    Fred C. Goad

                          *                            Director                           June 29, 2001
-----------------------------------------------------
                  Timothy M. Graven

                          *                            Director                           June 29, 2001
-----------------------------------------------------
                   John E. Stokely

                          *                            Director                           June 29, 2001
-----------------------------------------------------
                    H. Allen Ryan

                * /s/ ROBERT C. SLEDD
 ---------------------------------------------------
                   Robert C. Sledd
                  Attorney-in-Fact

                                 EXHIBIT INDEX



 1.1(1)    --   Form of Underwriting Agreement.
 4.1       --   Restated Charter of Performance Food Group Company
                (incorporated by reference to the Company's Registration
                Statement on Form S-4 (No. 333-61612)).
 4.2       --   Restated By-Laws of Performance Food Group Company
                (incorporated by reference to the Company's Registration
                Statement on Form S-1 (No. 33-64930)).
 4.3(2)    --   Form of Indenture.
 4.4(2)    --   Form of Indenture.
 4.5       --   Form of Debt Security.
 4.6(1)    --   Form of Common Stock Warrant Agreement (including the form of certificates evidencing warrants).
 4.7(1)    --   Form of Articles of Amendment to Restated Charter setting
                forth the rights and preferences of any class or series of preferred stock.
 4.8       --   Rights Agreement between Performance Food Group Company and
                American Stock Transfer & Trust Company, as successor rights agent, dated May 16, 1997 (incorporated by reference to the
                Company's Current Report on Form 8-K dated May 20, 1997).
 5.1(2)    --   Opinion of Bass, Berry & Sims PLC.
12.1(2)    --   Statement regarding Computation of Ratios.
23.1(2)    --   Consent of Independent Auditors.
23.2       --   Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1(2)    --   Powers of Attorney.
25.1(3)    --   Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.
25.2(3)    --   Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.


---------------

(1) To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.


(2)Previously filed.



(3) To be filed or incorporated by reference in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939 in connection with a particular offering of debt securities.